EXPLANATORY NOTE

In accordance with Rule 252(f)(iii) promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended, Global Cancer Technology, Inc. is amending its Form 1/A solely to include a current auditor consent in Exhibit 11.1.

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PART III

EXHIBITS TO OFFERING STATEMENT

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
2.1	Plan of Conversion dated January ___, 2017	DOS	367-00167	2.1	9/7/18
2.2	Articles of Incorporation	DOS	367-00167	2.2	9/7/18
2.3	Nevada Articles of Conversion	DOS	367-00167	2.3	9/7/18
2.4	Texas Certificate of Conversion	DOS	367-00167	2.4	9/7/18
2.5	Current Bylaws	1-A	024-10909	2.5	10/15/18
3.1	2018 Stock Incentive Plan	1-A	024-10909	3.1	10/15/18
4.1	Subscription Agreement	1-A	024-11314	4.1	09/08/20
6.1	CEO Employment Agreement dated May 1, 2018	DOS	367-00167	6.1	9/7/18
6.2	NanoMed Tracking Shareholder Agreement dated June 26, 2017	1-A	024-10909	6.2	10/15/18
6.3	MCW Pharmaceuticals Shareholder Agreement dated May 17, 2018	1-A	024-10909	6.3	10/15/18
6.4	Sponsored Research Agreement with the University of Washington as of August 21, 2018	DOS	367-00167	6.4	9/7/18
6.5	License Agreement dated October 13, 2016 with UCSD	1-A	024-10909	6.5	10/15/18
6.6	License Agreement dated November 18, 2016 with UCSD	1-A	024-10909	6.6	10/15/18
6.7	License Agreement dated March 18, 2018 with University of Washington	1-A	024-10909	6.7	10/15/18
6.8	License Agreement dated October 1, 2017 with American Radiosurgery	1-A	024-10909	6.8	10/15/18
6.9	Amendment No. 1 to License Agreement dated June 26, 2020 with UCSD	1-K	24R-00315	6.9	09/02/20
6.10	Broker-Dealer Agreement Between the Company and Dalmore Group, LLC	1-K	24R-00315	6.10	09/02/20
6.11	Exclusive License Agreement dated September 1, 2020 with Neuropore	1-A	024-11314	6.11	10/30/20
11.1	Consent of Ankit Consulting Inc., independent registered public accounting firm					X
12.1	Opinion re Legality of Shares	1-A	024-11314	12.1	09/08/20
13.1	Testing the Waters Communication	1-A	024-11314	13.1	09/08/20
15.1	Code of Ethics	DOS	367-00167	15.1	9/7/18
15.2	Part I - Item 6 explanation	DOS	367-00167	15.2	9/7/18

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, California, on November 24, 2020.

GLOBAL CANCER TECHNOLOGY, INC.

By: /s/ John Clark
John Clark, CEO

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Capacity	Date
/s/ John Clark	Director	November 24, 2020
/s/ Peter Hanson	Director	November 24, 2020
/s/ Tom Silberg	Director	November 24, 2020

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